                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                           THE SECURITIES ACT OF 1934





      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  FEBRUARY 10, 1998




                           NEUROMEDICAL SYSTEMS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



Delaware                         0-26984                  13-3526980
(State or other             (Commission File No.)       (I.R.S. Employer
 jurisdiction                                           Identification No.)
of incorporation


   Two Executive Boulevard, Suite 306
         Suffern, New York                                 10901-4164
   (Address of principal executive offices)                (Zip Code)


       Registrant's telephone number, including area code: (914) 368-3600

ITEM 5.
-------


                 NEUROMEDICAL SYSTEMS ANNOUNCES FOURTH QUARTER
                 ---------------------------------------------
                           AND 1997 FINANCIAL RESULTS
                           --------------------------



     On February 10, 1998 Neuromedical Systems, Inc. (NSI) announced results for its fourth quarter and year ending December 31, 1997.

     Revenues for the fourth quarter were $2,967,000, an increase of 67% from $1,775,000 in the fourth quarter of 1996. The revenue increase over 1996 was due to an increase in unit volume and unit pricing for slide processing services and to the initiation of PAPNET-on-Cyte(TM) equipment sales in the European market.

     The Company reported a net loss for the fourth quarter of 1997 of $8,843,000, or $.28 per share, compared to a net loss of $10,345,000, or $.35 per share for the fourth quarter of 1996.

     Revenues for 1997 were $9,374,000 compared to $4,729,000 for 1996, a 98% increase over the prior year. This increase was due to higher average unit pricing and increased unit volume of slide processing services and revenue from the sale of a PAPNET-on-Cyte(TM) system in Europe during the fourth quarter of 1997.

     The net loss for the year was $36,581,000, or $1.18 per share, compared to a net loss of $34,158,000, or $1.17 per share in 1996. The increased net loss during 1997, compared to 1996, was due primarily to an increase in research and development and general and administrative expenses and to a reduction in interest income in 1997. These items were partially offset by an improved gross margin and lower sales and marketing expenses associated with the Company's previously announced decision to focus marketing efforts on laboratory customers.

     During the fourth quarter, the Company used $6.9 million of cash, which represents a 39% decrease from the burn rate during the first quarter of 1997. The Company believes that its initiatives to reduce the cash burn rate are taking effect and that the Company will continue to reduce its cash consumption during 1998. The Company intends to fund from internal sources its cash needs for the next three years. The Company has reduced sales and marketing expenses by focusing efforts directly on its laboratory customers. In addition, the Company has reduced usage of consultants and contractors, and has aggressively reduced purchases of capital equipment. The Company also announced plans to consolidate its product development organization in the United States.

     The Company's decision to consolidate its product development organization was necessary to bring product development closer to its customers and to cut expenses. The transition, which is expected to begin during the second quarter of 1998, is anticipated to be completed by the early part of 1999. As part of this consolidation, the Company announced the appointment of Zeev Hadass, Ph.D., formerly the Vice President of

Processing Operations for the Company, as its new Vice President of Product Development. Mr. Hadass, 64, has many years of experience in the development of complex products, and the management of multi-faceted projects ranging from the medical device industry to the military.

     The Company implemented a significant shift in its European business strategy. The sale and placement in the laboratory of the PAPNET Testing System (under the brand name PAPNET-on-Cyte(TM)) has already begun generating cash from equipment sales. The Company has several orders for PAPNET-on- Cyte(TM) systems, and anticipates additional orders during the first quarter of 1998 and throughout the coming year.

     In the United States, the Company is laying the groundwork to make the same transition that it has already made in Europe--toward becoming a provider of image analysis equipment for sale to and placement in the anatomic pathology laboratory. However, differences in the laboratory marketplace, reimbursement and the regulatory environment will extend the transition to the end of 1999. Accordingly, the Company is developing a configuration of the PAPNET technology that can be easily deployed in customer labs, both inside and outside of the United States. The Company is also working toward regulatory approval to sell the PAPNET Testing System in the United States as an interactive primary screener that can help laboratories more efficiently improve sensitivity in cervical screening. The Company expects to invest nearly $1.0 million on a multi-center clinical trial to provide data for a PMA supplement for the use of the PAPNET Testing System as a primary screener.

     The Company announced that it is committed to and focused on the goal of obtaining Food and Drug Administration (FDA) approval for the primary screening of cervical cytology specimens. The Company intends to continue to work closely with the FDA to develop the protocol necessary to begin a clinical trial and to establish the clinical sites for the trial. The study is designed to provide data on the safety and effectiveness of PAPNET technology in the primary screening of both conventional and liquid-based preparations on all patient populations, including patients at higher risk for cervical disease.

     In addition, the Company has reorganized its United States sales and marketing organization to increase its focus on laboratory customers. Sales territory realignments were made during the past several months to reflect the Company's commitment to the laboratory customer. The Company is concentrating sales resources in the United States on those laboratories that are supporters of the PAPNET interactive approach. The Company expects to invest over $4.0 million during 1998 to support its base of more than 100 United States laboratory customers in the use of the PAPNET system for rescreening.

     Neuromedical Systems, Inc. focuses intelligent vision on medicine. NSI's first product, the PAPNET Testing System, helps the laboratory increase the accuracy of cervical screening by displaying potentially abnormal cells for review and analysis by a cytology professional. PAPNET testing is available through a network of laboratories nationwide. Laboratories, clinicians and patients interested in learning more about

PAPNET testing or Neuromedical Systems, Inc., may call toll-free at 1-800-PAPNET4 or visit NSI on the World Wide Web at http://www.nsix.com.

Safe Harbor Statement
---------------------
     Forward-looking statements discussed in this release are made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Except for the historical information contained herein, the matters discussed in this release are forward-looking statements which reflect the Company's current views with respect to future events and financial performance, which include, but are not limited to, statements regarding Company plans and operations, management's assessments and decisions, marketing and promotion strategy, and discussions of product development and performance. The words "believe", "expect", "anticipate", "estimate", "project," "intend" and similar expressions identify forward-looking statements, which speak only as of the date hereof. Investors are cautioned that such forward looking statements involve risks and uncertainties that could cause actual results to differ materially from historical results or those anticipated due to many factors, including, but not limited to, the Company's continuing negative cash flow, reliance on a single product, competition, dependence on key personnel, the impact on the Company of its territorial license agreements, dependence on patents and proprietary technology, government regulation of products and advertising, limited marketing and sales history, the impact of third-party reimbursement decisions, litigation and other risks detailed in the Company's Securities and Exchange Commission filings, including its 1996 Form 10-K and Exhibit 99.1 attached thereto. The Company undertakes no obligation to publicly update or revise any forward-looking statements.

                           NEUROMEDICAL SYSTEMS, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS

                                                          DECEMBER 31,  DECEMBER 31,
                                                          ------------  ------------
                                                              1997         1996
                                                          ------------  ------------

ASSETS
    Cash and short term investments                       $ 45,936,000   $ 83,391,000
    Other current assets                                     6,203,000      3,185,000
    Property and equipment, net                             12,092,000     16,388,000
    Other assets                                             2,113,000      1,240,000
                                                          ------------   ------------

          Total Assets                                    $ 66,344,000   $104,204,000
                                                          ============   ============


LIABILITIES AND
STOCKHOLDERS' EQUITY
    Current liabilities                                   $ 10,525,000   $  9,510,000
    Other liabilities                                        8,345,000     11,166,000
    Stockholders' equity                                    47,474,000     83,528,000
                                                          ------------   ------------
          Total Liabilities and
          Stockholders' Equity                            $ 66,344,000   $104,204,000
                                                          ============   ============


                           NEUROMEDICAL SYSTEMS, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                                                  THREE MONTHS ENDED                                TWELVE MONTHS ENDED
                                                     DECEMBER 31,                                      DECEMBER 31,
                                          --------------------------------------         -----------------------------------------
                                                1997                  1996                       1997                  1996
                                          -------------------    ---------------         --------------------   ------------------
REVENUES                                  $         2,967,000    $     1,775,000         $          9,374,000   $        4,729,000
                                          -------------------    ---------------         --------------------   ------------------
COSTS AND EXPENSES
    Cost of  sales                                  3,721,000          2,469,000                   12,111,000            8,178,000
    Marketing                                       3,611,000          6,693,000                   17,884,000           20,328,000
    Research and development                        2,166,000          1,761,000                    8,362,000            6,785,000
    General and administrative                      2,604,000          1,860,000                    9,419,000            6,975,000
                                          -------------------    ---------------         --------------------   ------------------

          Total Costs and Expenses                 12,102,000         12,783,000                   47,776,000           42,266,000
                                          -------------------    ---------------         --------------------   ------------------

    Other income (expense), net                       292,000            663,000                    1,821,000            3,379,000
                                          -------------------    ---------------         --------------------   ------------------

NET LOSS                                  $        (8,843,000)   $   (10,345,000)         $       (36,581,000)  $      (34,158,000)
                                          ===================    ===============         ====================   ==================

NET LOSS PER SHARE                        $             (0.28)   $         (0.35)         $             (1.18)   $           (1.17)
                                          ===================    ===============         ====================   ==================

WEIGHTED AVERAGE
    SHARES OUTSTANDING                             31,037,000         29,748,000                   30,928,000           29,277,000
                                          ===================    ===============         ====================   ==================

The filing of this Form 8-K by the Company is made pursuant to the Company's contractual obligations under Section 6A of the Underwriting Agreement (U.S. Version) among the Company and the underwriters of the Company's initial public offering of common stock, par value $.0001 per share, dated December 7, 1995, previously filed with the Commission as an Exhibit to the Company's Registration Statement on Form S-1, dated as of even date therewith.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized in Suffern, New York on this 10th day of February, 1998.


                         NEUROMEDICAL SYSTEMS, INC.



                         By:   /s/ David Duncan, Jr.
                               _____________________
                               David Duncan, Jr.
                               Vice President, Finance and
                                 Administration and Chief Financial Officer